             MODIFICATION AGREEMENT NO. 6
                          TO
                  REDUCING REVOLVING
                   CREDIT AGREEMENT


       This MODIFICATION AGREEMENT NO. 6 (the "Modification Agreement No. 6"), dated as of April 1, 1995, to the Reducing Revolving Credit Agreement, dated as of July 21, 1993, as amended by Modification Agreement No. 1 to Reducing Revolving Credit Agreement, dated as of July 21, 1993, by Modification Agreement No. 2 to Reducing Revolving Credit Agreement, dated as of December 21, 1993, and by Modification No. 3 to Reducing Revolving Credit Agreement, dated as of May 3, 1994, by Modification Agreement No. 4 to Reducing Revolving Credit Agreement, dated as of October 27, 1994, and by Modification Agreement No. 5 to Reducing Revolving Credit Agreement, dated as of January 18, 1995 (collectively, the "Existing Credit Agreement"), among SHONEY'S, INC., a Tennessee corporation (the "Borrower"), CIBC INC., acting through its Atlanta Office and various other financial institutions, which are now, or in accordance with Section 10.10 of the Existing Credit Agreement hereafter become, parties thereto (collectively, the "Lenders" and, individually, a "Lender"), and CANADIAN IMPERIAL BANK OF COMMERCE, a Canadian chartered bank acting through its New York Agency, as Agent and Collateral Agent (the "Agent" and the "Collateral Agent", respectively) for the Lenders;


                 W I T N E S S E T H:


       WHEREAS, the Borrower has requested that certain provisions of the Existing Credit Agreement be amended in certain respects as set forth herein; and

       WHEREAS, the Lenders are willing to amend certain provisions of the Existing Credit Agreement and to take or permit the taking of certain actions as set forth herein, but only on the terms and conditions set forth herein;

       NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto agree as follows:

                       ARTICLE I
                      DEFINITIONS

       SECTION 1.1. Certain Definitions. Unless otherwise defined herein or the context otherwise requires, capitalized terms used in this Modification Agreement No. 6, including its preamble and recitals, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

       "Agent has the meaning assigned to such term in the preamble.

       "Borrower" has the meaning assigned to such term in the preamble.

       "Collateral Agent" has the meaning assigned to such term in the preamble.

       "Existing Credit Agreement" has the meaning assigned to such term in the preamble.

       "Lenders" and "Lender" have the respective meanings assigned to such terms in the preamble.

       "Modification Agreement No. 6" has the meaning assigned to such term in the preamble.

       "Modification Effective Date" has the meaning assigned to such term in Section 3.1.

       SECTION 1.2. Other Definitions. Unless otherwise defined herein or the context otherwise requires, capitalized terms used in this Modification Agreement No. 6, including its preamble and recitals, have the meanings provided in the Existing Credit Agreement.


                      ARTICLE II
        AMENDMENT OF EXISTING CREDIT AGREEMENT
         AS OF THE MODIFICATION EFFECTIVE DATE


       Effective on (and subject to the occurrence of) the Modification Effective Date, the provisions of the Existing Credit Agreement referred to below are hereby amended in accordance with this
Article II. Except as expressly so amended, the Existing Credit Agreement shall continue in full force and effect in accordance with its terms.

       SECTION 2.1. Modification of Article VII (Covenants).
Article VII of the Existing Credit Agreement is hereby modified as follows:

             SECTION 2.1.1 Section 7.2.8 of the Existing Credit
       Agreement is hereby amended by deleting the "and" after clause
       (d) and the "." after clause (e), by adding "; and" after clause (e), and by adding the following clause (f):

             "(f) the Guaranty of certain reimbursement obligations of Shoney's Inn of Baton Rouge pursuant to the Letter of Credit, Reimbursement and Guaranty
       Agreement between Shoney's Inn of Baton Rouge, the
       Borrower and First Union National Bank of North
       Carolina dated as of April 1, 1995."

                      ARTICLE III
              CONDITIONS TO EFFECTIVENESS

       SECTION 3.1. Modification Effective Date.  This
Modification Agreement No. 6 shall become effective as of the date first above written, when all of the conditions set forth in Sections
3.1.1 and  3.1.2  shall have been satisfied (the "Modification
Effective Date").

             SECTION 3.1.1. Resolutions, etc. The Agent shall have received from the Borrower, a certificate, dated the Modification Effective Date, of its Secretary or any Assistant Secretary as to:

                    (a)    resolutions of its Board of Directors
             then in full force and effect authorizing the execution, delivery, and performance of this Modification Agreement No. 6 and each other Loan
             Document to be executed by it;

                    (b)    the incumbency and signatures of the
             officers of the Borrower authorized to act with respect to this Modification Agreement No. 6 and each other Loan Document to be executed by it (upon which certificate the Agent and each Lender may conclusively rely until the Agent shall have received a further certificate of the Secretary of the Borrower canceling or amending such prior certificate, which further certificate shall be reasonably satisfactory to the Agent).

             SECTION 3.1.2. Execution of Counterparts. The Agent shall have received counterparts of this Modification
       Agreement No. 6 duly executed by the Borrower, the Agent, and the Required Lenders.

             SECTION 3.1.3. Compliance with Warranties; No Default etc. The Agent shall have received from an Authorized Officer of the Borrower a certificate, dated the date first above written, stating that

                    (a) the representations and warranties set
             forth in Article VI of the Existing Credit Agreement (excluding, however, those contained in Section 6.7 thereof) and the representations and warranties set forth in each of the other Loan Documents, in each case as modified in accordance herewith, are true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct as of such earlier date);

                    (b)    except as disclosed by the Borrower
             to the Agent and the Lenders pursuant to Section 6.7 of the Existing Credit Agreement:

                           (i) no labor controversy,
                    litigation, arbitration or governmental
                    investigation or proceeding is pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries which might have a Materially Adverse Effect; and

                           (ii)  no development has occurred
                    in any labor controversy, litigation,
                    arbitration or governmental investigation or proceeding disclosed pursuant to Section 6.7 of the Existing Credit Agreement which might have a Materially Adverse Effect; and

                    (c) no Default has occurred and is
             continuing, and neither the Borrower nor any of its Subsidiaries is in material violation of any law or government regulation or court order or decree.

                      ARTICLE IV
                     MISCELLANEOUS

       SECTION 4.1. Cross References. References in this
Modification Agreement No. 6 to any article or section are, unless otherwise specified, to such article or section of this Modification Agreement No. 6.

       SECTION 4.2. Instrument Pursuant to Existing Credit
Agreement; Limited Waiver. This Modification Agreement No. 6 is a Loan Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered, and applied in accordance with all of the terms and provisions of the Existing Credit Agreement. Any term or provision of and any modification effected by this Modification Agreement No. 6 may be modified in any manner by an instrument in writing executed by the Borrower and the Required Lenders (or the Agent on behalf of and with the consent of the Required Lenders). Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Existing Credit Agreement shall remain unmodified and unwaived. The modifications set forth herein shall be limited precisely as provided for herein to the provisions expressly modified herein and shall not be deemed to be a waiver of, amendment of, consent to or modification of any other term or provision of any other Loan Document or of any transaction or further or future action on the part of the Borrower which could require the consent of any of the Lenders under the Existing Credit Agreement.

       SECTION 4.3. Successors and Assigns.  This Modification
Agreement No. 6 shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

       SECTION 4.4. Counterparts. This Modification Agreement No.
6 may be executed by the parties hereto in several counterparts which shall be executed by the Borrower, each of the Required Lenders and the Agent, as the case may be, all of which shall be deemed to be an original and which shall constitute together but one and the same agreement.

       SECTION 4.5. Event of Default. It is understood and agreed that any breach of any representation or warranty or covenant contained herein shall constitute an Event of Default.

       IN WITNESS WHEREOF, the parties hereto have caused this Modification Agreement No. 6 to be executed by the respective officers hereunder duly authorized as of the day and year first above written.


                                 SHONEY'S, INC.


                                 By:
                                      --------------------------
                                 Title: Treasurer


                                 CANADIAN IMPERIAL BANK OF
                                  COMMERCE, acting through
                                  its NEW YORK AGENCY, as
                                  Agent


                                 By:
                                       -------------------------
                                 Title: Authorized Signatory


                                 CIBC INC., acting through
                                   its Atlanta Office


                                 By:
                                       -------------------------
                                 Title: Authorized Signatory

                                 NATIONSBANK OF TENNESSEE, N.A.


                                 By:
                                    ---------------------------
                                 Title:
                                        -----------------------


                                 THE BANK OF NEW YORK


                                 By:
                                    ---------------------------
                                 Title:
                                        -----------------------



                                 THE LONG-TERM CREDIT BANK OF
                                          JAPAN, LTD.


                                 By:
                                    ---------------------------
                                 Title:
                                        -----------------------


                                 THE BANK OF NOVA SCOTIA


                                 By:
                                    ---------------------------
                                 Title:
                                        -----------------------


                                 THE MITSUBISHI TRUST AND
                                    BANKING CORPORATION


                                 By:
                                    ---------------------------
                                 Title:
                                        -----------------------


                                 FIRST UNION NATIONAL BANK
                                          OF NORTH CAROLINA


                                 By:
                                    ---------------------------
                                 Title:
                                        -----------------------


                                 THE FUJI BANK, LIMITED


                                 By:
                                    ---------------------------
                                 Title:
                                        -----------------------

                                 THE INDUSTRIAL BANK OF JAPAN,
                                          LIMITED


                                 By:
                                    ---------------------------
                                 Title:
                                        -----------------------


                                 KREDIETBANK N.V.


                                 By:
                                    ---------------------------
                                 Title:
                                        -----------------------


                                 THE BANK OF TOKYO TRUST COMPANY


                                 By:
                                    ---------------------------
                                 Title:
                                        -----------------------


                                 FIRST AMERICAN NATIONAL BANK


                                 By:
                                    ---------------------------
                                 Title:
                                        -----------------------


                                 ALLIED IRISH BANK


                                 By:
                                    ---------------------------
                                 Title:
                                        -----------------------



                                 MERCHANTILE BANK OF ST.
                                             LOUIS, N.A.


                                 By:
                                    ---------------------------
                                 Title:
                                        -----------------------


                                 PNC BANK, KENTUCKY, INC.


                                 By:
                                    ---------------------------
                                 Title:
                                        -----------------------

                                 THE ROYAL BANK OF SCOTLAND


                                 By:
                                    ---------------------------
                                 Title:
                                        -----------------------



                                 GIROCREDIT BANK


                                 By:
                                    ---------------------------
                                 Title:
                                        -----------------------


                                 THE SUMITOMO BANK, LIMITED


                                 By:
                                    ---------------------------
                                 Title:
                                        -----------------------







































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